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                                                                    EXHIBIT 21.1

                           SUBSIDIARIES OF THE COMPANY


                     Subsidiary                                             State/Country of Incorporation
                     ----------                                             ------------------------------

Corrpro Canada, Inc.                                                                   Canada
    418012 Alberta Ltd.                                                                Canada
    Alcoke Distributors Ltd.                                                           Canada
    Commonwealth Pipeline Services (U.S.A.) Inc.                                       Delaware
    Commonwealth Seager Holdings Ltd.                                                  Canada
    D. Foley Pipeline Services Ltd.                                                    Canada
Corrtherm, Inc.                                                                        Ohio
CCI Trading, Inc.                                                                      Barbados
Good-All Electric, Inc.                                                                Ohio
Harco Arabia Cathodic Protection Co. Ltd.                                              Saudi Arabia
Harco Arabia Ground Electrode Manufacturing Co. Ltd.                                   Saudi Arabia
Harco Pacific Technologies Pte, Ltd.                                                   Singapore
Harcotec de Mexico, S.A. de C.V.                                                       Mexico
Ocean City Research Corporation                                                        New Jersey
PSG Corrosion Engineering, Inc.                                                        Delaware
Rohrback Cosasco Systems, Inc.                                                         California
    Rohrback Cosasco Systems Ltd.                                                      United Kingdom
Wilson Walton Group Ltd.                                                               United Kingdom
    Wilson Walton (Gulf) Ltd.                                                          Jersey
    Wilson Walton (Portugal) Anti-Corrosivos Lda                                       Portugal
    Wilson Walton Eastern Pte Ltd.                                                     Singapore
    Wilson Walton Europe sa                                                            Belgium
    Wilson Walton Far East Ltd                                                         Hong Kong
    Wilson Walton Indoensia                                                            Indonesia
    Wilson Walton Industrial (CP) Ltd.                                                 United Kingdom
    Wilson Walton International (UK) Ltd.                                              United Kingdom
    Wilson Walton Investments Ltd.                                                     United Kingdom
    Wilson Walton Malaysia                                                             Malaysia
    Wilson Walton Middle East Ltd.                                                     Jersey
    Wilson Walton Overseas (Holdings) Ltd.                                             United Kingdom